UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2012

Boeing Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-10795	95-2564584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Naches Ave. SW, 3rd Floor Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

(425) 965-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 10, 2012, Boeing Capital Corporation (the “Company”) entered into a Distribution Agreement dated February 10, 2012 by and among the Company and Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. LLC with respect to the potential issue and sale by the Company from time to time of up to $1,000,000,000 aggregate principal amount of its Series XIII Medium-Term Notes due 9 months to 30 years from date of issue. The Distribution Agreement filed with this Current Report on Form 8-K under Item 9.01 is incorporated by reference as an exhibit to the Company’s Registration Statement on Form S-3 (No. 333-177901) (the “Registration Statement”).

As of the date of the filing of this Current Report on Form 8-K, the Company has not issued any Series XIII Medium-Term Notes.

By way of this Current Report on Form 8-K, the Company is also filing forms of notes for its Series XIII Medium-Term Notes program as Exhibits 1.2, 1.3, 1.4, and 1.5 which are therefore incorporated by reference as exhibits to the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(a)   Not applicable.

(b)   Not applicable.

(c)   Not applicable.

(d)   Exhibits. The following exhibits are filed as part of this report:

1.1	Distribution Agreement dated February 10, 2012, by and among the Company and Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. LLC.

1.2	Form of senior fixed rate medium-term note.

1.3	Form of senior floating rate medium-term note.

1.4	Form of subordinated fixed rate medium-term note.

1.5	Form of subordinated floating rate medium-term note.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Boeing Capital Corporation

	By:	/s/ Kelvin E. Council
February 13, 2012		Kelvin E. Council
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Distribution Agreement dated February 10, 2012 by and among the Company and Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. LLC.

1.2	Form of senior fixed rate medium-term note.

1.3	Form of senior floating rate medium-term note.

1.4	Form of subordinated fixed rate medium-term note.

1.5	Form of subordinated floating rate medium-term note.